EXHIBIT 10.42

COLLABORATION SECURITY AGREEMENT

This Collaboration Security Agreement (this “Agreement”) is made and entered into as of May 5, 2006 by and between Monogram Biosciences, Inc. (the “Grantor”), and Pfizer Inc. (the “Secured Party”).

RECITALS

The Secured Party proposes to enter into a transaction with the Grantor pursuant to a Collaboration Agreement dated as of the date hereof (as amended from time to time, the “Collaboration Agreement”), between the Grantor and Secured Party. Grantor wishes to secure performance of certain specified obligations to Secured Party under the Collaboration Agreement and this Agreement with certain of its assets.

NOW, THEREFORE, the Grantor and the Secured Party agree as follows:

1. Definitions

1.1 Unless otherwise defined herein, terms defined in the Collaboration Agreement and used herein shall have the meanings given to them in the Collaboration Agreement, and all terms used herein that are defined in Article 9 of the Code (as defined below) and not otherwise defined herein shall have the same meaning as set forth in the Article 9 of the Code.

1.2 The following terms shall have the following meanings:

(a) “Agreement” has the meaning assigned to it in the Recitals.

(b) “Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

(c) “Collateral” has the meaning assigned to it in Section 2.1

(d) “Copyright Licenses” means all license agreements of the Grantor providing for the grant to the Grantor of any right to use any Copyright by the Grantor, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

(e) “Copyrights” means all copyrights arising under the laws of the United States, the European Union or any other country or any political subdivision thereof, whether or not the underlying works of authorship have been published or registered, all US or other copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications, and all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements thereof.

(f) “Event of Default” means the occurrence of any of the following:

(i) any breach by Grantor of the Secured Obligations referred to clause (x) of such definition (it being understood, for the avoidance of doubt, that for purposes of this Security Agreement, without limiting any other circumstance that would constitute a breach of such Secured Obligations (A) such obligations shall be deemed breached in the event Section 13.1 of the Collaboration Agreement is held by a court of competent jurisdiction to be unenforceable but (B) such obligations shall not be deemed breached in the event the Secured Party elects pursuant to Section 365(n)(1)(A) of the Bankruptcy Code to terminate the license granted pursuant to Section 13.1 of the Collaboration Agreement or fails to elect to retain or otherwise use commercially reasonable efforts to preserve, under Section 365(n) of the Bankruptcy Code, its rights under the license granted pursuant Section 13.1 of the Collaboration Agreement, or

(ii) the Grantor fails to cure within 60 days following notice any breach of the Secured Obligations referred to in clause (y) of such definition, to the extent such breach materially impacts the rights or remedies of the Secured Party hereunder.

(g) “Grantor” has the meaning assigned to it in the preamble.

(h) “Intellectual Property” means, collectively, the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses, including but not limited to the Monogram Copyrights, Monogram Patents Rights, Monogram Trademarks, Monogram Technology, Monogram Confidential Information and Tangible Materials.

(i) “Intellectual Property Collateral” means all Intellectual Property and other assets or properties in which a security interest is granted to Secured Party pursuant to Section 2.1.

(j) “Lien” means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, option or other encumbrance (including but not limited to the filing of, or agreement to give, any financing statement under the UCC (as defined below), and excluding any non-exclusive license).

(k) “Material Adverse Effect” has the meaning assigned to it in Section 3.1.

(l) “Patent Licenses” means all license agreements of the Grantor with any other Person, in connection with such other Person’s patents, where the Grantor is a licensee under any such agreement and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

(m) “Patents” means all patents of the United States, the European Union or any other country or political subdivision thereof, all applications for patents of the United States, the European Union or any other country or political subdivision thereof and all patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States, the European Union or any other country or political subdivision thereof and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

(n) “Permitted Liens” means Liens that are granted after the date hereof and are junior and expressly subordinated to the security interest of the Secured Party granted hereunder pursuant to an intercreditor agreement reasonable satisfactory to the Secured Party (iii) Liens for taxes, fees and other governmental charges, either not delinquent or being contested in good faith by appropriate proceedings and for which the Grantor maintains adequate reserves, (iv) Liens arising from judgments resulting from circumstances that do not constitute an Event of Default, (v) Liens in favor of financial institutions in connection with the Grantor’s deposit accounts securing standard fees for deposit, lockbox and other services (but not borrowed money), (vi) Liens of materialmen, carriers, mechanics or similar Liens arising in the ordinary course of business, (vii) Deposits in the ordinary course of business under worker’s compensation and other similar laws, (viii) Liens arising under that certain Note Security Agreement of even date herewith between Grantor and Secured Party (the “Note Security Agreement”), and (viii) Liens in favor of customs authorities arising as a matter of law.

(o) “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

(p) “Purchase Agreement” means the Note Purchase Agreement, dated as of May 5, 2005, between Grantor and Secured Party.

(q) “Secured Obligations” means all obligations and liabilities of the Grantor to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with (x) Section 13.1 of the Collaboration Agreement (including the obligation to make available to the Secured Party the rights granted pursuant to Section 13.1 of the Collaboration Agreement and the right of the Secured Party to exercise such rights at the times and in the manner contemplated by such Section 13.1) or (y) this Agreement.

(r) “Trade Secrets” means all trade secrets in the United States, the European Union, or any other country or political subdivision thereof, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

(s) “Trademark Licenses” means all license agreements of the Grantor with any other Person in connection with such other Person’s names or trademarks, where the Grantor is a licensee under any such agreement and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

(t) “Trademarks” means all trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations, whether in the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof or any other country or the European Union, or any political subdivision thereof (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed) and all goodwill associated therewith, and any renewals thereof, including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements or dilutions thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

(u) “Transaction Documents” means, collectively, the Collaboration Agreement and this Agreement.

(v) “UCC” means the Uniform Commercial Code of any jurisdiction or any comparable law or system in any jurisdiction outside the United States.

1.3 Other Definitional Provisions The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibits and Annex references are to this Agreement unless otherwise specified. Any reference in this Agreement to a Schedule or Annex shall refer to such Schedule or Annex as amended from time to time pursuant to the terms of this Agreement.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Grant of Security Interest

2.1 Grant of Security Interest. As security for the prompt and complete performance when due (whether at the stated due date, declaration of default or breach, or otherwise) of the Secured Obligations, the Grantor hereby assigns, pledges and grants to the

Secured Party, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a) all Monogram Technology, Monogram Patent Rights, Monogram Copyrights, Monogram Confidential Information and Monogram Trademarks;

(b) to the extent not otherwise described above, (x) all Tangible Material, and (y) all books and records pertaining to any of the foregoing Collateral;

2.2 Further Identification of Collateral. Grantor shall promptly identify to Secured Party any assets or property of the Grantor included within the Collateral on the date hereof or acquired after the date hereof which in its good faith judgment constitute Monogram Technology, Monogram Patent Rights, Monogram Copyrights and Monogram Trademarks and will furnish to the Secured Party from time to time statements and schedules further identifying and describing such assets and property of the Grantor, as reasonably requested by the Secured Party.

2.3 No Liability of Secured Party under Licenses. The Secured Party shall not have any obligation or liability under any Copyright License, Patent License or Trademark License by reason of or arising out of this Agreement or the receipt by the Secured Party of any performance or payment relating to such license pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such license, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such license, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

3. Grantor’s Representations and Warranties. Grantor represents and warrants as follows:

3.1 Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as described in the SEC Documents (as defined in the Purchase Agreement), and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Grantor or to perform its obligations under the Collaboration Agreement and this Agreement (any of the foregoing, a “Material Adverse Effect”).

3.2 Authorization. Grantor has authority and has obtained all approvals and consents necessary to enter into and deliver this Agreement and carry out and perform all of its obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of the Grantor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

3.3 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement by the Grantor and any exercise of rights by the Secured Party thereunder will not conflict with or result in a breach or violation of the terms, conditions or provisions of, or result in any acceleration or loss of rights under (including upon the passage of time or notice or both) (a) the Certificate of Incorporation or Bylaws of the Grantor, (b) any statute, law, rule or regulation (including without limitation, the rules and regulations applicable to the Nasdaq Stock Market and applicable securities laws) applicable to the Grantor, (c) any state or federal order, judgment or decree applicable to the Grantor or (d) any indenture, mortgage, lease or other agreement or instrument to which the Grantor or any of its properties is subject and, in the case of clauses (b), (c) or (d), where such breach or violation would have a Material Adverse Effect or would materially impair or limit the exercise of rights by the Secured Party granted under any of the Transaction Documents. The execution, delivery and performance of and compliance with this Agreement will not require the approval of its stockholders, or result in the creation or imposition of any Lien (other than Liens created hereunder) upon any of the properties or assets of the Grantor.

3.4 Title. Except for Permitted Liens, Grantor owns each item of Collateral free and clear of any and all Liens, encumbrances and other security interests, except for the security interest granted to the Secured Party pursuant to this Agreement. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Party pursuant to this Agreement or the Note Security Agreement.

3.5 Perfected First Priority Liens. (i) The security interest granted hereby constitutes, or with respect to Collateral acquired after the date hereof, will constitute, a valid, binding and enforceable security interest in the Collateral, in favor of the Secured Party.

(ii) Except for Permitted Liens (excluding for this purpose Liens permitted by clause (ii) of the definition of Permitted Liens herein), the Liens granted to the Secured Party pursuant to this Agreement (upon filing of the Filings) will constitute perfected Liens on the Collateral prior to all other Liens on the Collateral.

3.6 Consents. No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required for (i) the grant by Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by Secured Party of any of its rights and remedies hereunder, except (A) for the filing of financing statements under the Article 9 of the Code (the “UCC Filings”), (B) with respect to the perfection of the security interest created hereby in Copyrights, Trademarks or Patents, for the recording of this Agreement or a notice thereof, in the United States Patent and Trademark Office or the United States Copyright Office, as applicable (the “IP Filings” and, together with the UCC Filings, the “Filings”), and (C) with respect to the perfection of the security interest created hereby in Collateral located outside of the United States, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions in relation to such Collateral.

3.7 Names; Jurisdiction of Organization; Collateral Locations. Grantor is a Registered Organization organized under the laws of the State of Delaware and Grantor’s (i) exact legal name, as such name appears in its respective certificate of incorporation or any other organizational document, (ii) organizational identification number, if any, (iii) the location of Grantor’s chief executive office or sole place of business in the last 6 months, (iv) any other corporate or organizational names any Grantor has had in the past five years, together with the date of the relevant change, (v) any United States trade names of such Granting Party, together with the states of the United States in which such trade names are used and (vi) all jurisdiction in which a Uniform Commercial Code financing statement may have been filed under applicable law (as in effect prior to, on or after July 1, 2001) to perfect the personal property collateral of the Company are specified on Schedule 1.

4. Covenants. Grantor covenants and agrees with the Secured Party that so long as any Secured Obligations remain outstanding it will (without limiting the effect of any and all covenants set forth in the Collaboration Agreement) comply with the following:

4.1 Payment of Obligations. The Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon or affecting the Collateral of Grantor, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Collateral, except (a) that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantor or (b) where the failure to pay, discharge or otherwise satisfy such obligations could not, individually or in the aggregate, reasonably be expected to result in the sale, forfeiture or loss of any portion of the Collateral or any interest therein.

4.2 Maintenance of Perfected Security Interest. The Grantor shall maintain the security interest created by this Agreement as a valid security interest having at least the priority described in Section 3.5 and shall defend such security interest against the claims and demands of all Persons whomsoever.

4.3 Notices. The Grantor will advise the Secured Party promptly, in reasonable detail of any of the occurrences described below and will and deliver to the Secured Party all additional executed financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein:

(a) The creation or existence of any Lien (other than security interests created hereby) on any of the Collateral;

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby;

(c) any change of its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.7; or

(d) any change of its name.

4.4 Intellectual Property. (a) The Grantor agrees to take all reasonably necessary steps, including in the United States Patent and Trademark Office or in any court, to:

(i) maintain each trademark registration and each Trademark License constituting Collateral, as the case may be, except, in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it, and

(ii) pursue each trademark application constituting Collateral, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and dilution proceedings, except, in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to take corresponding steps with respect to each new or acquired trademark or service mark registration, or application for trademark or service mark registration, or any rights obtained under any Trademark License, in each case, to which it is now or later becomes entitled, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Grantor.

(b) The Grantor agrees to take all necessary steps, including in the United States Patent and Trademark Office or in any court, to:

(i) maintain each patent and each Patent License constituting Collateral, including but not limited to the Monogram Patent Rights now or hereafter identified on Annex C of the Collaboration Agreement, except in case the Grantor has reasonably determined that any of the foregoing is not of material economic value to it, and

(ii) pursue each patent application, constituting Collateral, including but not limited to those now or hereafter identified in Annex C of the Collaboration Agreement including the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition or infringement and misappropriation proceedings, except, in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Grantor.

(c) The Grantor shall take all additional steps not set forth in subsections (a) and (b) hereof which it or the Secured Party deems reasonably appropriate under the circumstances to preserve and protect its material Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, Patents and Patent Licenses constituting the Collateral.

(d) The Grantor shall not abandon any trademark registration, patent or any pending trademark or patent application, constituting Collateral, including but not limited to those now or hereafter listed on Annex C of the Collaboration Agreement, without the written consent of the Secured Party, unless the Grantor shall have previously determined that such use or the pursuit or maintenance of such trademark registration, patent or pending trademark or patent application is not of material economic value to it.

(e) Subject to the Grantor’s reasonable business judgment, the Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Copyrights, Patents or Trademarks constituting Collateral may become invalidated or otherwise impaired. Subject to the Grantor’s reasonable business judgment, the Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights constituting Collateral may fall into the public domain.

(f) The Grantor will notify the Secured Party promptly if it knows, or has reason to know, that any application or registration relating to any material Patents, Trademarks or Copyrights constituting Collateral may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in the European Union or any other country) regarding the Grantor’s ownership of, or the validity of, any material Intellectual Property Collateral or the Grantor’s right to register the same or to own and maintain the same.

(g) Whenever the Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright that would constitute Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the European Union, any other country or any political subdivision thereof, the Grantor shall report such filing to the Secured Party within ten Business Days after the last day of the fiscal quarter in which such filing occurs. The Grantor shall (x) make all appropriate filings in the United States Patent and Trademark Office or the United States Copyright Office and any applicable office(s) outside of the United States for the registration of Intellectual Property constituting Collateral owned outside of the United States and filing of financing statements under the Uniform Commercial Code of any applicable jurisdiction and any similar registration system outside of the United States, (y) execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Secured Party may reasonably request (including but not limited to amendments and supplements to Annexes B and C to the Collaboration Agreement further identifying and describing the Intellectual Property Collateral and (z) take any other action reasonably requested by the Secured Party, to evidence the Secured Party’s security interest in any Copyright, Patent or Trademark of Grantor relating thereto or represented thereby and to perfect the security interest granted to the Secured Party therein to the extent provided in respect of Copyrights, Patents or Trademarks constituting Collateral on the date hereof.

(h) Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property Collateral, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

4.5 Encumbrances. Except for Permitted Liens, the Grantor shall not grant a security interest in any of the Collateral other than to Secured Party or execute any financing statements covering any of the Collateral in favor of any person other than Secured Party.

4.6 Limitations on Dispositions of Collateral. Without the prior written consent of the Secured Party, the Grantor will not sell, assign, transfer, exchange, grant exclusive licenses with respect to (other than compulsory licenses) or otherwise dispose of, or grant any option with respect to the Collateral, or attempt, offer or contract to do so (any of the foregoing, a “Transfer”), except to the extent granting a Permitted Lien would constitute such disposition, provided that the foregoing shall not restrict a Transfer if (i) the Transferee agrees to comply with the obligations hereunder as they relate to the transferred Collateral and (ii) delivers a written notice to Secured Party acknowledging the existence and priority of the security interest of Secured Party in the Collateral and agreeing to recognize the continued validity of the license to the Secured Party pursuant to Section 13.1 of the Collaboration Agreement.

4.7 Fees and Costs. After the occurrence of an Event of Default, the Grantor shall pay all expenses, including reasonable attorneys’ fees, incurred by Secured Party in the preservation, realization, enforcement or exercise of any Secured Party’s rights under this Agreement.

4.8 Further Assurances. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) to secure all consents and approvals necessary or appropriate for the grant of a security interest to Secured Party in any Collateral held by the Grantor or in which the Grantor has any rights not heretofore assigned, (b) filing any financing or continuation statements or amendments thereof under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests granted hereby, (c) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, in each case, as Secured Party may reasonable request and (d) if any Collateral shall be in the possession of a Third Party, notifying such party of Secured Party’s security interest created hereby and, at Secured Party’s option, obtaining a written acknowledgment from such party that it holds possession of the Collateral for the benefit of Secured Party.

4.9 Authorization to File Financing Statements. Without limiting the generality of the foregoing, the Grantor hereby authorizes and approves of Secured Party’s preparing, filing and/or recording, with, on behalf of or without Grantor or its signature, and promptly upon Secured Party’s request the Grantor shall sign and execute together, alone or with Secured Party, all as Secured Party shall reasonably determine, any financing statement or other comparable filing (including but not limited to, any such financing statements as required by the UCC in any jurisdiction or any similar documents required to be filed in other jurisdictions or other comparable filings at the United States Patent and Trademark Office, the United States Copyright Office or any similar governmental authority in other jurisdictions) that (A) describe or identify the Collateral by type or in any other manner as Secured Party may determine, regardless of whether any particular asset of Grantor falls within the scope of Article 9 of the Code or whether any particular asset of Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code or any applicable UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment) or take such other additional actions as Secured Party may reasonably require to perfect or protect the rights and interests of Secured Party in the Collateral. Until the termination of this Agreement, Grantor hereby irrevocably appoints Secured Party as its agent to execute such documents or take such other action as is reasonably necessary to perfect or protect Secured Party’s rights and interests in the Collateral in accordance with this Agreement.

4.10 Further Information. At all times Grantor shall provide to Secured Party all information that is reasonably requested and necessary for Secured Party to perfect its security interests and Liens in the Collateral.

4.11 No Duties of Secured Party. Anything herein to the contrary notwithstanding, (i) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its obligations in respect of the Collateral, and (ii) Secured Party shall not have any obligation or liability by reason of this Security Agreement with respect to any of the Collateral, nor shall the Secured Party be obligated to perform any of the obligations or duties of Grantor or to take any action to collect or enforce any claim for payment assigned hereunder.

5. Remedies on Default. If an Event of Default shall occur and be continuing, the Secured Party may, at its option, in addition to any rights, privileges, powers and remedies provided by law:

(a) foreclose or otherwise enforce Secured Party’s security interests and Liens or other rights and interests in the Collateral in any manner permitted by law or provided for in this Security Agreement;

(b) sell or otherwise dispose of the Collateral or any part thereof or interest therein at one or more public or private sales at Secured Party’s place of business or any other place or places, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Secured Party may reasonably determine; for the avoidance of doubt, Secured Party may, in its own name, or in the name of a designee or nominee, buy the Collateral at any public sale, and, if permitted by applicable law, at any private sale.

(c) use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing the Grantor’s obligations with respect thereto to the extent necessary to satisfy the obligations of the Grantor.

(d) recover from the Grantor the reasonable costs and expenses (including, attorneys’ fees) incurred or paid by the Secured Party in exercising any right, power or remedy provided by law or this Security Agreement (including, the reasonable costs and expenses incurred in assembling, taking, improving or selling the Collateral or any part thereof);

(e) require the Grantor to promptly assemble the Collateral and all information, books, records, and other materials relating to the Collateral and make such available to Secured Party at a place to be designated by Secured Party;

(f) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(g) cure any breach, default or improper termination of any agreement, contract, lease or license of the Grantor that is included or encompassed in the Collateral;

(h) substitute itself for the Grantor in any proceeding or lawsuit included or encompassed within, arising from, related to or connected with the Collateral or Secured Party’s rights and interests in it or commence, on behalf of the Grantor and in the Grantor’s name, any proceeding or lawsuit to protect the Collateral or Secured Party’s rights and interests in it; and

(i) prepare any Collateral for disposition in any manner and to the extent the Secured Party deems appropriate. The Grantor shall be given ten (10) business days prior written notice of the time and place of any public sales or of the time after which any private sales or other intended dispositions are to be made, which notice the Grantor hereby agrees shall be deemed reasonable notice thereof; provided, however, Secured Party shall not be required to give such notice in the case of any Collateral that the Secured Party in good faith determines to be declining speedily in value. The Secured Party shall not be obliged to make any sale of Collateral regardless of notice of sale having been given, the Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place it was so adjourned. Upon any sale or other disposition pursuant to this Security Agreement, the Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of by the Secured Party. Each purchaser at any such sale or other disposition (including the Secured Party) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of the Grantor.

(j) subject to preexisting rights and licenses and applicable law, license or sublicense, as applicable, whether on an exclusive or non-exclusive basis, any Intellectual Property Collateral owned by or licensed to the Grantor for such term and on such conditions and in such manner as the Secured Party shall in its sole judgment determine.

(k) If the Grantor fails to perform or comply with any of its agreements contained herein, after the occurrence and during the continuance of an Event of Default, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

5.2 Application of Proceeds. All payments received and amounts realized by Secured Party shall be promptly applied and distributed by the Secured Party in the following order of priority:

(i) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys fees, incurred or made hereunder by Secured Party, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under this Section 6, and of all taxes, assessments or liens superior to the lien granted under this Agreement; and

(ii) second, to the payment or satisfaction to Secured Party of the amounts and obligations then owing under or pursuant to the Collaboration Agreement or this Agreement (including, without limitation, pursuant to a claim for damages).

5.3 Deficiency. The Grantor shall be liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Secured Party or to collect such deficiency.

5.4 No Duty of Secured Party. The powers conferred upon the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Grantor hereby agrees to indemnify the Secured Party against all losses, resulting from any breach of Grantor’s representations, warranties, covenants or agreements under this Agreement.

5.5 Power of Attorney. Grantor hereby irrevocably appoints the Secured Party, effective only upon the occurrence and during the continuance of an Event of Default, as its attorney-in-fact and proxy, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement including (i) to ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, (iii) to file any claims or take any action or institute any proceedings which the Secured Party may reasonably deem necessary or desirable to enforce the rights of the Secured Party with respect to any Collateral, (iv) with respect to any Intellectual Property Collateral of the Grantor, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Secured Party may request to evidence the Secured Party’s security interest in such Intellectual Property Collateral and the goodwill and general intangibles of Grantor relating thereto or represented thereby; and (vi) to execute assignments, licenses and other documents to enforce the rights of the Secured Party with respect to any Collateral. This power shall be coupled with an interest and shall be irrevocable until the date on which all of the Secured Obligations have been satisfied and performed in full upon the termination of this Agreement.

5.6 Remedies Cumulative. The Secured Party’s rights and remedies under this Agreement, the Collaboration Agreement, and all other agreements shall be cumulative. The Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Secured Party of one right or remedy shall be deemed an election, and no waiver by the Secured Party of any Event of Default on Grantor’s part shall be deemed a continuing waiver. No delay by Secured Party shall constitute a waiver, election, or acquiescence by it. No waiver by the Secured Party shall be effective unless made in a written document signed on behalf of the Secured Party and then shall be effective only in the specific instance and for the specific purpose for which it was given.

6. NOTICES; LICENSE TO GRANTOR

6.1 Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to the Grantor or to the Secured Party, as the case may be, at its addresses set forth below:

For Monogram:	Monogram Biosciences Inc.
345 Oyster Point Boulevard
South San Francisco, California 94080

Attention: Chief Executive Officer
Facsimile No: +1 650-635-1111

with a copy to:	Attention: General Counsel
Facsimile No.: +1 650-635-1111

For Pfizer:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017

Attention: President, Pfizer Human Health
Facsimile No.: +1 212-808-8652

with a copy to:	Attention: Vice Chairman, Executive Vice President and General Counsel
Facsimile No.: +1 212-808-8924

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

6.2 License to Grantor. In the event that following an Event of Default, the Secured Party acquires any of the Collateral, the Secured Party shall be deemed to have thereupon granted to the Grantor an irrevocable, non-exclusive license or sublicense, as applicable (exercisable without payment of royalty or other compensation to the Secured Party) to use, assign, license or sublicense such Collateral acquired by the Secured Party following an Event of Default (which obligation shall be without regard to, and not subject to or conditioned by, any claim of offset, setoff, recoupment, or other claim of Secured Party).

7. GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

8. SUBMISSION TO JURISDICTION

8.1 Submission to Jurisdiction. In accordance with Section 5-1402 of the New York General Obligations Law, the Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the holder may otherwise have to bring any action or proceeding relating to this Agreement against the grantor or its properties in the courts of any jurisdiction.

8.2 Waiver of Venue and Inconvenient Forum. The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 8.1. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.3 Service of Process. Grantor irrevocably consents to service of process in the manner provided for notices in Section 6.1. This Section 8.3 does not affect any other method of service allowed by law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.4 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

8.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties (and for the avoidance of doubt references herein to a Party shall also be deemed to also refer to successors and assigns); provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without the Secured Party’s prior written consent, which consent may be granted or withheld in the Secured Party’s sole discretion. The Secured Party shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, the Secured Party’s obligations, rights and benefits hereunder.

8.6 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

8.7 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

8.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR

MONOGRAM BIOSCIENCES, INC.

By:	/s/ William D. Young
Name:	William D. Young
Title:	Chief Executive Officer

SECURED PARTY

PFIZER INC.

By:	/s/ Marie-Caroline Sainpy
Name:	Marie-Caroline Sainpy
Title:	Senior Vice President USP Marketing and Worldwide Commercial Development

Collaboration Security Agreement